                                                                                                 FACE VALUE
                                                                      NOTE/                      BOND / #   SHARE    AMOUNT
                                                ISSUER/ SECURITY      BOND/  PURCHASE  SELLING   OF SHARES  PRICE /  PAID BY
TRUST            FUND NAME            CUSIP     DESCRIPTION           EQUITY DATE      BROKER**  PURCHASED  PAR      FUND      FYE
---------------  -------------------  --------- --------------------  ------ --------- --------  ---------- -------- --------- -----
Columbia Funds   Columbia California  67227WCP8 Oakland Joint Powers  Bond   4/17/2008 UBS        3,000,000  106.429 3,192,870 10/31
 Series Trust I   Tax Exempt Fund                Financing Authority
                                                 5.00% 8/1/2022

Columbia Funds   Columbia New York    649903ZN4 New York State        Bond   4/9/2008  JPMorgan     100,000 102.2370   102,237 10/31
 Series Trust I   Tax Exempt Fund                Dormitory Authority
                                                 5.00% 7/1/2038

Columbia Funds   Columbia New York    649903ZN4 New York State        Bond   4/9/2008  Lehman        75,000 102.2370    76,678 10/31
 Series Trust I   Tax Exempt Fund                Dormitory Authority                    Brothers
                                                 5.00% 7/1/2038

Columbia Funds   Columbia New York    649903ZN4 New York State
 Series Trust I   Tax Exempt Fund                Dormitory Authority  Bond   4/9/2008  Morgan       325,000 102.2370   332,270 10/31
                                                 5.00% 7/1/2038                         Stanley